 EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement No. 333-183687 on Form S-8

(2)	Registration Statement No. 333-175351 on Form S-8

(3)	Registration Statement No. 333-167613 on Form S-8

(4)	Registration Statement No. 333-190729 on Form S-8

(5)	Registration Statement No. 333-176669 on Form F-3

(6)	Registration Statement No. 333-166765 on Form F-3

(7)	Registration Statement No. 333-192959 on Form F-3

of our reports dated February 27, 2014, relating to (1) the 2013 and 2012 consolidated financial statements of DHT Holdings, Inc., including the adjustments to the 2011 consolidated financial statements to retrospectively apply the reverse stock split discussed in Note 5 to the consolidated financial statements and the revision to include condensed financial information of DHT Holdings, Inc. (parent company only) presented in Note 15 and (2) the effectiveness of DHT Holdings, Inc.’s internal control over financial reporting as of December 31, 2013, appearing in this Annual Report on Form 20-F of DHT Holdings, Inc. for the year ended December 31, 2013.

/s/ Deloitte AS

Deloitte AS
Oslo, Norway
February 28, 2014